CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of the Cornerstone Strategic Value Fund, Inc. and to the use of our report dated February 13, 2015 on the financial statements of the Cornerstone Strategic Value Fund, Inc.

/s/Tait, Weller & Baker LLP
TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 27, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of the Cornerstone Progressive Return Fund and to the use of our report dated February 13, 2015 on the financial statements of the Cornerstone Progressive Return Fund.

/s/Tait, Weller & Baker LLP
TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 27, 2015